As filed with the Securities and Exchange Commission on December 2, 1998

                                                     Registration No.

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ALLTEL Corporation
            (Exact name of registrant as specified in its charter)

          Delaware                                              34-0868285
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                 One Allied Drive, Little Rock, Arkansas 72202
                                (501) 905-8000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               FRANCIS X. FRANTZ
                    Executive Vice President-External Affairs
                               One Allied Drive
                          Little Rock, Arkansas 72202
                                (501) 905-8111
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.___
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.___

                        CALCULATION OF REGISTRATION FEE
===============================================================================
Title of each
  class of        Amount   Proposed maximum  Proposed maximum
securities to     to be     offering price       aggregate         Amount of
be registered   registered     per unit       offering price   registration fee

Debt Securities $300,000,000     100%*          $300,000,000*     $83,400
===============================================================================
* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                 Subject to Completion dated ____________, 1998

PROSPECTUS


                               ALLTEL CORPORATION

                                Debt Securities

         ALLTEL Corporation ("ALLTEL") may offer and sell up to $300,000,000 in principal amount of its debt securities on certain terms to be determined at a later time. The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of ALLTEL.

         The Prospectus Supplement which accompanies this Prospectus describes the securities being offered, as well as the specific terms of the securities. Those terms may include:

                 amount owed at maturity                interest rate
                 the maturity date                      redemption terms
                 public offering price                  interest payment dates

                                ----------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER
                REGULATOR BODY HAS APPROVED THESE SECURITIES OR
         PASSED UPON THE ACCURACY OR TRUTHFULNESS OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         ALLTEL may offer the securities in amounts, at prices and on terms determined by market conditions at the time of offering. ALLTEL may sell the securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, ALLTEL will name them and describe their compensation in a prospectus supplement.


                                 --------------





THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. ALLTEL MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


               This Prospectus is dated _________________, 1998.

         You should rely only on the information contained in this Prospectus, in the accompanying Prospectus Supplement and in material we file with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the Prospectus only where offers and sales are permitted. The information contained in this Prospectus, the Prospectus Supplement and our filings with the SEC is accurate only as of its date, even though this Prospectus and the Prospectus Supplement may be delivered or the debt securities may be sold to you at a later time.


                               TABLE OF CONTENTS

Available Information
Incorporation of Certain Documents by Reference
The Company
Use of Proceeds
Selected Financial Information
Description of Securities
Plan of Distribution
Legal Opinions
Experts


                             AVAILABLE INFORMATION


         ALLTEL Corporation has filed this Prospectus as part of a Registration Statement on Form S-3 with the SEC. The Registration Statement contains exhibits and other information that are not contained in this Prospectus. In particular, the Registration Statement includes as exhibits copies of ALLTEL's Indenture, its amendments to the Indenture, and a form of the debt security to be issued. Descriptions in this Prospectus of the provisions of documents filed as an exhibit to the Registration Statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.


         ALLTEL and its subsidiary, 360 Communications Company ("360"), file annual, quarterly and special reports and other information with the SEC. You may read and copy any document they file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read our SEC filings, including the complete Registration Statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov. Copies of materials relating to ALLTEL and 360 can also be inspected at the New
York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the Pacific Exchange Inc., 301 Pine Street, San Francisco, California 94101.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The SEC allows ALLTEL to "incorporate by reference" information filed with them, which means that ALLTEL can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this Prospectus. In addition, information ALLTEL files with the SEC in the future will automatically update and supersede information contained in this Prospectus and the accompanying Prospectus Supplement. ALLTEL incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering:


                  ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 24, 1998;


                  ALLTEL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and


                  ALLTEL's Current Reports on Form 8-K dated March 16, 1998, April 21, 1998, June 23, 1998, July 2, 1998, (as amended by Form 8-K/A filed September 2, 1998), and December 2, 1998


         ALLTEL will provide free copies of any of those documents, if you write or telephone us at:

                               Investor Relations
                                One Allied Drive
                          Little Rock, Arkansas 72202
                            Telephone (501) 905-8999

                                   THE COMPANY
     ALLTEL (also referred to as the "Company"), a Delaware corporation, is a customer-focused information technology company that provides wireline and wireless communications and information services. The Company owns subsidiaries that provide local telephone, long-distance telephone, network access and internet services, wireless communications, wide-area paging service, and information processing management services and advanced applications software. Telecommunications products are warehoused and sold by the Company's distribution subsidiary. A subsidiary also publishes telephone directories for affiliated and independent telephone companies. The Company's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, telephone (501) 905-8000.

The Merger
     Effective July 1, 1998 and pursuant to an Agreement and Plan of Merger, dated as of March 16, 1998, by and among ALLTEL, Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ALLTEL ("Merger Sub"), and 360, Merger Sub merged into 360 (the "Merger") and 360 became a wholly-owned subsidiary of ALLTEL. As a result of the Merger, each share of common stock, $0.01 par value, of 360 was converted into the right to receive .74 of a share of ALLTEL common stock, $1.00 par value.

Communications
     ALLTEL's wireline and wireless operations are combined into a single organization to efficiently develop, deliver and support a broad range of communication products and services in its geographically clustered markets primarily located in the Southeast and Midwest United States. The Company's full product array and geographic focus allows it to bundle various services together and ALLTEL is now able to offer various combinations of wireline and wireless telephone, long-distance, internet access, and paging services to its customer base.
     The Company utilizes a growing fiber optic network to link its markets together, deploying advanced technology components such as ISDN, packet switching, SS7, analog wireless, CDMA digital wireless and frame relay to support leading-edge communication services.
     The Company serves over 6 million communication customers and emphasizes local market presence to attract and retain customers. ALLTEL's direct distribution network consists of full service retail stores, outlets and kiosks in high traffic malls and department stores and a direct sales force. Its indirect distribution network utilizes nationally recognized and local dealers. In addition, the Company offers centralized, 24-hour a day customer call and service centers to facilitate timely response to customer inquiries and service requests and to cross sell additional communications products and services to its customer base.

Information Services
     ALLTEL Information Services, Inc. ("ALLTEL Information Services") provides a wide range of information processing services primarily to the financial services and telecommunications industries through information processing centers that it staffs, equips and operates. Information processing contracts are generally for a multi-year period. ALLTEL Information Services also develops and markets software worldwide to financial services and telecommunications companies operating their own information processing departments. The principal operating units of ALLTEL Information Services' business consist of the Financial Services Division and the Telecommunications Division.
     The Financial Services Division markets software and services that have been developed and improved continuously over the last three decades and are designed to fulfill substantially all of the retail and wholesale information processing and management information requirements of financial institutions. The Financial Services Division also provides data processing and related computer software and systems to financial institutions originating and/or servicing single family mortgage loans. This division's software products and processing services, combined with its team of consultants, are intended to offer a cost-effective alternative to the extensive technical support staff and the enlarged group of mortgage bankers which would otherwise have to be assembled in-house by each customer. The Financial Services Division's on-line systems automate processing functions required in the origination of mortgage loans, the management of such loans while in inventory before they are sold in the secondary market, and their subsequent servicing.
     The Telecommunications Division is primarily engaged in the development and marketing of billing services and customer care software, including its state-of-the-art Virtuoso II billing and customer care product, to local telephone, wireless and personal communications service (PCS) companies. In addition, the Telecommunications Division provides data processing and outsourcing services to both wireline and wireless telecommunications service providers.

Product Distribution Operations
     ALLTEL Supply, Inc., with warehouses and counter-sales showrooms across the United States, is a major distributor of telecommunications equipment and materials. It supplies equipment to affiliated and non-affiliated telephone companies, business systems suppliers, railroads, governments, and retail and industrial companies.

Other
      ALLTEL also operates subsidiaries that publish telephone directories and provide cable television service.

                                 USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of Securities to refinance existing debt, to finance acquisitions, as opportunities may arise, and for other general corporate purposes. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable Prospectus Supplement. The Company expects to engage in additional financing as needs arise.

                         CERTAIN FINANCIAL INFORMATION
     The following table sets forth certain restated financial information for ALLTEL after giving effect to the Merger. You should read the following table together with the consolidated financial statements and accompanying notes of ALLTEL included in the documents under "AVAILABLE INFORMATION."

                                         Nine Months Ended
                                           September 30,                      Year Ended December 31,
                                      ------------------------     ---------------------------------------------
(Dollars in millions)                    1998         1997               1997           1996           1995
                                         ----         ----               ----           ----           ----
Total revenues and sales                 $3,821       $3,363             $4,545         $4,239         $3,898

Income before income taxes                 $711         $771               $984           $579           $596
Net Income                                 $374         $458               $589           $351           $353

Fixed charges                              $226         $216               $293           $262           $298
Ratio of earnings to fixed
   charges (See note (e))                  3.94         4.34               4.18           3.03           2.92
Long-term debt as a
   percentage of total
   capitalization (end of
   period)                                54.6%        56.8%              57.9%          57.7%          63.0%

----------------

(a) Net income for the nine months ended September 30,1998 includes pretax gains of $296.2 million from the sale of certain investments, principally consisting of the Company's investment in MCI WorldCom, Inc. common stock. These gains increased net income by $179.8 million or $.65 per share. Net income for the nine months ended September 30, 1998 also include $307 million of transaction costs and one-time charges related to the closing of the Merger and to changes in a customer care and billing contract with a major customer. The net income impact of these transaction and one-time charges decreased net income $234.6 million or $.85 per share.

(b) Net income for both the nine months ended September 30, 1997 and for the year ended December 31, 1997 include pretax gains of $209.7 million from the sale of the Company's healthcare operations and from the sale of certain investments, principally consisting of the Company's investment in MCI WorldCom, Inc. common stock. These gains increased net income by $121.5 million or $.44 per share. Net income for both periods of 1997 also include a pretax write-down of $16.9 million to reflect the fair value less cost to sell the Company's wire and cable operations. This write-down decreased net income $11.7 million or $.04 per share.

(c) Net income for 1996 includes pretax write-downs of $120.3 million to adjust the carrying value of certain software and other assets. The write-downs decreased net income $72.7 million or $.26 per share.

(d) Net income for 1995 includes pretax gains of $49.8 million from the sale of certain wireline properties, partially offset by termination fees of $14.0 million incurred due to the early retirement of long-term debt and by an additional pretax write-down of $5.0 million in the carrying value of the Company's check processing operations. The net income impact of these transactions increased net income $19.8 million or $.07 per share.

(e) The ratio of earnings to fixed charges was 2.54 and 2.81 for the years ended December 31, 1994 and 1993, respectively. For purposes of this calculation, earnings consist of the sum of income before income taxes and adjustments for minority interests in consolidated subsidiaries and income from equity investees, fixed charges, and distributed income of equity investees less amounts for capitalized interest, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges.

    Fixed charges consist of interest on indebtedness, amortized expenses related to indebtedness, the portion of rental expense representative of the interest factor and preference security dividend requirements of consolidated subsidiaries.

The following table sets forth the Company's capitalization as of
September 30, 1998.
                                                                       % of
                                                    Outstanding   Capitalization
                                                    -----------   --------------
Long-term debt (including current maturities)         $3,616            54.6%
Preferred stock, redeemable                                5              .1
Preferred stock, non-redeemable                            9              .1
Common equity                                          2,989            45.2
                                                      ------           ------
                                                      $6,619           100.0%
                                                      ======           ======

                            DESCRIPTION OF SECURITIES
     The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Securities.
     The Securities will be issued under an Indenture ("Indenture") between ALLTEL and Chase Manhattan Trust Company, National Association, Trustee ("Trustee"). Summaries of certain provisions of the Securities and the Indenture follow. These summaries are not complete and are subject to the Indenture, including the definition therein of certain terms. Particular sections of the Indenture that are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.


General
     The Indenture does not limit the amount of debt that can be issued thereunder. The Indenture provides that additional debt securities may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. You should refer to the Prospectus Supplement for the terms of the particular series of Securities being offered thereby including:

     o  the title of the Securities of the series;

     o any limit upon the aggregate principal amount of the Securities of the series;

     o the date or dates on which the Principal of the Securities of the series will be payable;

     o the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date;

     o the place or places where the Principal of and interest, if any, on the Securities of the series will be payable;

     o  any redemption or sinking fund provisions;

     o if other than the principal amount thereof, the portion of the principal amount of Securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

     o whether the Securities of the series will be issuable in registered or bearer form, or both, any restrictions applicable to the offer, sale, or delivery of Securities in bearer form ("bearer Securities") and whether and the terms upon which bearer Securities will be exchangeable for Securities in registered form ("registered Securities") and vice versa;

     o whether the Securities will be issued in the form of one or more "Global Securities" through the book-entry system of The Depository Trust Company, New York, New York (the "Depositary");

     o whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; and

     o any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required by or advisable under United States law or regulations or advisable in connection with the marketing of Securities of such series.

      To the extent not described herein, Principal and interest, if any, will be payable, and the Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Securities.
     Each series of Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on an equal basis with the Company's other unsecured and unsubordinated indebtedness. Subject to certain covenants from the Company relating to liens (see "Description of Securities--Lien on Assets"), the Indenture does not contain any covenants or other provisions which would afford Security holders protection in the event of a highly leveraged transaction involving the Company.
     Securities of any series may be issued as registered Securities or bearer Securities, or both, as specified in the terms of the series. Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Securities will not be offered, sold, resold, or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national, or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
     If appropriate, federal income tax consequences applicable to a series of Securities will be described in the Prospectus Supplement relating thereto.


Book-Entry System
     Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of the Depositary. The Global Securities will be registered in the name of the Depositary or its nominee.
     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.
     So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.
     Payment of principal of, premium, if any, and interest on Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Securities. None of the Company, the Trustee, any paying agent or registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.
     A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Securities being offered hereby is exchangeable for Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

   The Depositary has further advised the Company that the Depositary's management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries, and settlement of trades within the depositary, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.
   However, the Depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depositary has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant: and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.
   According to the Depositary, the foregoing information with respect to the Depositary has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Exchange of Registered or Bearer Securities
     Registered Securities may be exchanged for an equal aggregate principal amount of registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(a).)
     To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and bearer form, bearer Securities may be exchanged for an equal aggregate principal amount of registered or bearer Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) No exchange of registered Securities for bearer Securities will be made until the Company has notified the Trustee and the Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under United States laws and regulations.

Lien on Assets
     The Company covenants in the Indenture that, if at any time the Company mortgages, pledges, or otherwise subjects to any lien the whole or any part of a property or asset now owned or hereafter acquired by it, except as hereinafter described, the Company will secure the outstanding Securities, and any other obligations of the Company that may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply to the creation, extension, renewal, or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions, or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company from mortgaging, pledging, or subjecting to any lien any property or assets, whether or not acquired by such person from the Company. (Section 4.02.)

Amendment and Waiver
   Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class); except that, without the consent of each Securityholder affected, an amendment or waiver may not:
     o reduce the amount of Securities whose holders must consent to an amendment or waiver;
     o change the rate of or change the time of payment of interest on any Security;
     o  change the principal of or change the fixed maturity of any Security;
     o waive a default in the payment of the Principal of or interest on any Security;
     o make any Security payable in money other than that stated in the Security;
     o  reduce any premium payable upon redemption of any Security; or
     o impair the right to institute suit for the enforcement of any payment on or with respect to any Security. (Section 9.02.)

   The Indenture may be amended or supplemented without the consent of any Securityholder to:
     o cure any ambiguity, defect, or inconsistency in the Indenture or in the Securities of any series;
     o provide for the assumption of all the obligations of the Company under the Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer, or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture;
     o  secure the Securities;
     o provide for uncertificated Securities in addition to or in place of certificated Securities;
     o make any change that does not adversely affect the rights of any Securityholder;
     o provide for the issuance of, and establish the form and terms and conditions of, a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; or
     o  add to rights of Securityholders. (Section 9.01.)

Successor Entity
     The Company may not consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a U.S. corporation and assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company terminate. (Section 5.01.)

Deposit of Money or Government Obligations to Pay Securities
     The Company has the right to terminate certain of its obligations under the Securities and the Indenture with respect to the Securities of any series or any installment of Principal of or interest on that series if the Company:
     o irrevocably deposits with the Trustee, in trust for the benefit of the holders of that series or portions thereof, money or obligations of the United States of America sufficient to pay, when due, Principal of and interest on the Securities with respect to which a deposit is made to maturity or redemption or such installment of Principal of or interest, as the case may be, and
     o all other conditions set forth in the Securities of that series are met.
     In such event, however, the Company's obligation to pay the Principal of and interest on the Securities shall survive. (Section 8.01; Section 4.01.)


Events of Default
     The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities:
     o default in the payment of interest on any Security of such series for 90 days;
     o default in the payment of the Principal of any Security of such series;
     o failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Securities of such series, in the Indenture, or in any supplemental indenture under which the Securities of that series may have been issued; and
     o  certain events of bankruptcy or insolvency. (Section 6.01.)
     If an Event of Default occurs with respect to the Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the Principal (or, if the Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable. Upon such declaration, such Principal (or, in the case of original issue discount Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.02.)
   Subject to such provisions in the Indenture for the indemnification of the Trustee, the holders of at least a majority in aggregate principal amount of the outstanding Securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the trustee may refuse to follow any direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of Securityholders of that series or that would subject the Trustee to personal liability. (Section 6.05)
   The Indenture provides that a Securityholder may pursue a remedy with respect to the Indenture or the Securities of any series only if:
     o such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;
     o the holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall have made written request to the Trustee to pursue the remedy;
     o such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;
     o the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     o during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Securities of such series have not given the Trustee a direction that is inconsistent with such written request.
   A Securityholder may not use the Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder. (Section 6.06)
   The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.01(f).) The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of Principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.) The Company is not required under the Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.
Concerning the Trustee
     The Company maintains banking relationships in the ordinary course of business with the Trustee.

                              PLAN OF DISTRIBUTION
     The Company may sell the Securities to or through underwriters. The Company also may sell the Securities directly to other purchasers or through agents. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities.
     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
     In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.
        Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.
        Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities on a national securities exchange. In the event the Securities are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities, whether or not the Securities are listed on a national securities exchange. The Prospectus Supplement with respect to the Securities will state, if known, whether or not any broker-dealer intends to make a market in the Securities. If no such determination has been made, the Prospectus Supplement will so state.
     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS
   Legal matters in connection with the issuance and sale of the Securities will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas.

                                     EXPERTS
     The consolidated financial statements of ALLTEL as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in ALLTEL's Report on Form 8-K filed December 2, 1998, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports. Such consolidated financial statements of ALLTEL include the financial statements of 360, which were audited by other independent auditors as discussed below.

     The consolidated financial statements and schedule of 360 appearing in the 360 1997 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to certain equity investees of 360 (GTE Mobilnet of South Texas Limited Partnership, New York SMSA
Limited Partnership, Orlando SMSA Limited Partnership and Chicago MSA Limited Partnership) is based in part on the reports of other independent auditors. The financial statements and schedule of 360 referred to above are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          Securities and Exchange Commission Filing Fee    $
          Counsel Fees and Expenses
          Fees and Expenses of Trustee
          Printing and Engraving
          Blue Sky Fees and Expenses
          Accountants' Fees and Miscellaneous Expenses
                   Total

--------------
Item 15.  Indemnification of Directors and Officers.
     Article VII of the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate") provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. In accordance with Section 145 of the Delaware General Corporation Law, Article VII of the Certificate requires ALLTEL to advance expenses incurred by a director in a legal proceeding prior to final disposition of the proceeding.
     In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under the indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors and officers liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. ALLTEL will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.
    The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

    The Certificate provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. Under the Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the Delaware General Corporation Law will automatically extend to ALLTEL's directors, officers, employees, or agents, as the case may be.
    Any underwriters or agents referred to in the agreement filed as Exhibit 1 to this registration statement will agree to indemnify the Registrant's directors, its officers who signed the registration statement, and its controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to the Registrant by or on behalf of any such indemnifying party. Item 16. Exhibits.
               1*          -   Form of Underwriting Agreement.
               4(a)(i)     -   Indenture  between the  Registrant and Ameritrust
                               Company National Association, Trustee, dated as
                               of January 1, 1987 (incorporated by reference to
                               Registrant's Form S-3 Registration Statement, No.
                               33-10808, filed on December 16, 1986).
               4(a)(ii)    -   First Supplemental Indenture, dated as of
                               March 1, 1987 (incorporated by reference to
                               Registrant's Current Report on Form 8-K Report
                               dated March 6, 1987, No. 33-10808, filed on
                               March 6, 1987).
               4(a)(iii)   -   Second Supplemental Indenture, dated as of
                               April 1, 1989 (incorporated by reference to
                               Registrant's Form S-3 Registration Statement, No.
                               33-27052 , filed on February 15, 1989).
               4(a)(iv)    -   Third Supplemental Indenture, dated as of May 8,
                               1990 (incorporated by reference to Registrant's
                               Form S-3 Registration Statement, No. 33-39055,
                               filed on February 20, 1991).
               4(a)(v)     -   Fourth Supplemental Indenture, dated as of
                               March 1, 1991 (incorporated by reference to
                               Registrant's Current Report on Form 8-K dated
                               March 6, 1991, filed on March 6, 1991).
               4(a)(vi)    -   Fifth Supplemental Indenture, dated as of
                               October 1, 1993 (incorporated by reference to
                               Registrant's Form S-3 Registration Statement No.
                               33-50401, filed on October 15, 1993).
               4(a)(vii)   -   Sixth Supplemental Indenture, dated as of
                               April 1, 1994 (incorporated by reference to
                               Registrant's Form S-3 Registration Statement
                               No. 33-52743, filed on March 25, 1994).
               4(a)(viii)  -   Seventh Supplemental Indenture, dated as of
                               September 1, 1995 (incorporated by reference to
                               Registrant's Form S-3 Registration Statement
                               No. 33-60669, filed on August 31, 1995).
               4(a)(ix)    -   Eighth Supplemental Indenture, dated as of
                               March 1, 1996 (incorporated by reference to
                               Registrant's Form S-3 Registration  Statement No.
                               333-01181, filed on February 29, 1996).
               4(a)(x)*    -   Ninth Supplemental Indenture, dated as of
                               _____________, 1998.
               4(b)*       -   Form of  Security.  The form or forms of Security
                               with  respect  to  each   particular   series  of
                               Securities   registered  hereunder  that  differs
                               from the form of Security filed herewith will be filed as an exhibit to a Current Report on Form
                               8-K and shall be deemed to be incorporated herein by reference.

               5           -   Opinion  of  Friday,  Eldredge  & Clark as to the
                               legality of the Securities to be issued.
               12          -   Statement RE  Computation of Ratio of Earnings to
                               Fixed Charges.
               23(a)       -   Consent  of  Arthur  Andersen  LLP,   Independent
                               Public Accountants.
               23(b)       -   Consent of Ernst & Young LLP.
               23(c)       -   Consent of Arthur Andersen LLP.
               23(d)       -   Consent of Arthur Andersen LLP.
               23(e)       -   Consent of PricewaterhouseCoopers LLP.
               23(f)       -   Consent of PricewaterhouseCooper LLP.
               23(g)       -   Consent  of counsel  is  contained  in Opinion of
                               Counsel filed as Exhibit 5.
               24(a)       -   Powers of Attorney.
               24(b)       -   Resolutions of Board of Directors.
               25*         -   Form T-1, Statement of Eligibility and
                               Qualification under Trust Indenture Act of 1939
                               of Chase Manhattan Trust Company, National
                               Association.
         --------------
         *     To be filed by amendment.


Item 17.  Undertakings.
      The undersigned Registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made of the Securities, a post-effective amendment to this registration statement:
              (i) to include any prospectus required by section 10(a)(3)of the Securities Act of 1933;
              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;
              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in this registration statement);
    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
         (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 2nd of December, 1998.


                                               ALLTEL CORPORATION

                                               By  *JOE T. FORD
                                                  ---------------
                                                   (Joe T. Ford, Chairman
                                                    and Chief Executive Officer)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd of December, 1998.


            Signature                                   Title
            ---------                                   -----

    *JOE T. FORD                            Chairman, Chief Executive Officer,
    ---------------------------              and Director
    (Joe T. Ford)

    *DENNIS E. FOSTER                       Vice Chairman and Director
    ------------------------------
    (Dennis E. Foster)

    *SCOTT T. FORD                          President, Chief Operating Officer,
    ------------------------------           and Director
    (Scott T. Ford)

    *DENNIS J. FERRA                        Senior Vice President and Chief
    ------------------------------           Administrative Officer
    (Dennis J. Ferra)                         (Principal Financial Officer)

    *JEFFERY R. GARDNER                     Senior Vice President- Finance
    -----------------------------            and Treasurer
    (Jeffery R. Gardner)                      (Principal Accounting Officer)

    *JOHN R. BELK                           Director
    ------------------------------
    (John R. Belk)

    *LAWRENCE L. GELLERSTEDT, III           Director
    ------------------------------
    (Lawrence L. Gellerstedt, III)

    *CHARLES H. GOODMAN                     Director
    ------------------------------
    (Charles H. Goodman)

    *MICHAEL HOOKER                         Director
    ------------------------------
    (Michael Hooker)

    *W. W. JOHNSON                          Director
    ------------------------------
    (W. W. Johnson)

    *EMON A. MAHONY, JR.                    Director
    ------------------------------
    (Emon A. Mahony, Jr.)

    *JOHN P. MCCONNELL                      Director
    ------------------------------
    (John P. McConnell)

    *JOSIE C. NATORI                        Director
    ------------------------------
    (Josie C. Natori)

    *FRANK E. REED                          Director
    ------------------------------
     (Frank E. Reed)

    *RONALD TOWNSEND                        Director
    ------------------------------
    (Ronald Townsend)

    *WILLIAM H. ZIMMER, JR.                 Director
    ------------------------------
    (William H. Zimmer, Jr.)


    *BY   Francis X. Frantz
    ------------------------------
    (Francis X. Frantz, Attorney-in-Fact)

EXHIBIT INDEX
Official  Exhibit                                                  Sequential
     No.                        Description                          Page No.
   ------                       -----------                        -----------
    1               -  Form of Underwriting Agreement(2)
    4(a)(i)         -  Indenture between the Registrant and
                       Ameritrust Company National Association,
                       Trustee, dated as of January 1, 1987
                       (incorporated by reference to
                       Registrant's Form S-3 Registration
                       Statement,  No. 33-10808,  filed on
                       December 16, 1986).
    4(a)(ii)        -  First Supplemental Indenture dated as
                       of March 1, 1987 (incorporated by reference
                       to Registrant's Current Report on Form
                       8-K dated March 6, 1987, No. 33-10808,
                       filed on March 6, 1987).
    4(a)(iii)       -  Second Supplemental Indenture, dated as
                       of April 1, 1989 (incorporated by reference
                       to Registrant's Form S-3 Registration
                       Statement, No. 33-27052, filed on
                       February 15, 1989).
    4(a)(iv)        -  Third Supplemental Indenture, dated as of
                       May 8, 1990 (incorporated by reference to
                       Registrant's Form S-3 Registration
                       Statement, No. 33-39055, filed on
                       February 20, 1991).
    4(a)(v)         -  Fourth Supplemental Indenture, dated as of
                       March 1, 1991 (incorporated by reference to
                       Registrant's Current Report on Form 8-K
                       dated March 6, 1991, filed on March 6, 1991).
    4(a)(vi)        -  Fifth Supplemental Indenture, dated as of
                       October 1, 1993 (incorporated by reference
                       to Registrant's Form S-3 Registration
                       Statement No. 33-50401, filed on
                       October 15, 1993).
    4(a)(vii)       -  Sixth Supplemental Indenture, dated as of
                       April 1, 1994 (incorporated by reference to
                       Registrant's Form S-3 Registration
                       Statement No. 33-52743, filed on March 25,
                       1994).
    4(a)(viii)      -  Seventh Supplemental Indenture, dated as of
                       September 1, 1995 (incorporated by reference
                       to Registrant's Form S-3 Registration
                       Statement No. 33-60669, filed on August 31,
                       1995).
    4(a)(ix)        -  Eighth Supplemental Indenture, dated as of
                       March 1, 1996 (incorporated by reference to
                       Registrant's Form S-3 Registration Statement
                       No. 333-01181, filed on February 29, 1996).
    4(a)(x)         -  Ninth Supplemental  Indenture, dated as of
                       ____________, 1998 (2).
    4(b)            -  Form of Security (2).  The form or forms of
                       Security with respect to each particular series of Securities registered hereunder that differs from the form of Security filed herewith will be filed as an exhibit to a Current Report on Form 8-K and shall be deemed to be incorporated herein by reference.

                                      II-7

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

    5               -  Opinion of Friday, Eldredge & Clark as to the
                       legality of the Securities to be issued (1).       23-24
    12              -  Statement Re Computation of Ratio of Earnings
                       to Fixed Charges (1).                               25
    23(a)           -  Consent of Arthur Andersen LLP, Independent
                       Public Accountants (1).                             26
    23(b)           -  Consent of Ernst & Young LLP (1).                   27
    23(c)           -  Consent of Arthur Andersen LLP (1).                 28
    23(d)           -  Consent of Arthur Andersen LLP (1).                 29
    23(e)           -  Consent of PricewaterhouseCoopers LLP (1).          30
    23(f)           -  Consent of PricewaterhouseCoopers LLP (1).          31
    23(g)           -  Consent of Counsel is contained  in Opinion
                       of Counsel filed as Exhibit 5.
    24(a)           -  Powers of Attorney (1).                            32-48
    24(b)           -  Resolutions of Board of Directors (1).             49-50
    25              -  Form T-1, Statement of Eligibility and
                       Qualification under Trust Indenture Act of
                       1939 of Chase Manhattan Trust Company,
                       National Association(2).

-------------
(1) Filed herewith.      (2) To be filed by Amendment.

                                      II-8

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